Exhibit 99.2

TE CONNECTIVITY LTD.

CONSOLIDATED NET SALES (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 28,	June 29,	March 30,	December 30,	September 30,	June 24,	March 25,	December 24,	September 28,	September 30,
Segment and Industry End Markets	2012	2012	2012	2011	2011	2011	2011	2010	2012	2011
	(in millions)
Net Sales:
Transportation Solutions:
Automotive	$1,279	$1,344	$1,274	$1,231	$1,336	$1,236	$1,190	$1,150	$5,128	$4,912
Total	1,279	1,344	1,274	1,231	1,336	1,236	1,190	1,150	5,128	4,912
Network Solutions:
Telecom Networks	342	346	319	301	413	414	352	188	1,308	1,367
Data Communications	224	229	210	210	271	276	257	263	873	1,067
Enterprise Networks	162	163	164	160	188	178	172	119	649	657
Subsea Communications	110	117	122	131	142	146	149	143	480	580
Total	838	855	815	802	1,014	1,014	930	713	3,310	3,671
Industrial Solutions:
Industrial	307	338	322	317	416	406	378	370	1,284	1,570
Aerospace, Defense, and Marine	257	259	181	171	196	186	163	156	868	701
Energy	213	217	208	197	246	226	195	206	835	873
Total	777	814	711	685	858	818	736	732	2,987	3,144
Consumer Solutions:
Consumer Devices	295	284	259	281	330	295	281	311	1,119	1,217
Appliances	175	202	190	171	215	216	202	201	738	834
Total	470	486	449	452	545	511	483	512	1,857	2,051
Total	$3,364	$3,499	$3,249	$3,170	$3,753	$3,579	$3,339	$3,107	$13,282	$13,778